Exhibit 21

Subsidiaries of the Registrant (as of December 31, 2017). Ownership is 100% unless otherwise indicated.

Entity Name	Domicile
120dB Films Capital, LLC (90% ownership)	Delaware
120dB Films Lending, LLC	Delaware
27 Leadenhall Street Properties Limited	Jersey
34 Leadenhall Street Limited	Jersey
52 Lime Street Management Limited	United Kingdom
860 Development Co LLC	Delaware
860 Washington Street LLC (75% ownership)	Delaware
Acadia Insurance Company	New Hampshire
Acadia Insurance Group, LLC	Delaware
Admiral Indemnity Company	Delaware
Admiral Insurance Company	Delaware
Admiral Insurance Group, LLC	Delaware
All American Agency Facilities, Inc.	Delaware
All Claims of Nevada, Inc.	Nevada
American Mining Insurance Company	Iowa
American Mining Insurance Group, LLC	Delaware
Armada Insurance Services, Inc.	California
ARS Investors II 2012-1 HVB, LLC (99% ownership)	Delaware
Banner Aerospace, Inc.	Delaware
Berkley Accident and Health, LLC	Delaware
Berkley Administrators of Connecticut, Inc.	Delaware
Berkley Alliance Managers, LLC	Delaware
Berkley Alternative Markets Insurance Services, LLC	Delaware
Berkley Argentina de Reaseguros S.A.	Argentina
Berkley Asset Protection Underwriters, LLC	Delaware
Berkley Assurance Company	Iowa
Berkley Aviation, LLC	Delaware
Berkley Canada Inc.	Canada
Berkley Capital Investors, LP	Delaware
Berkley Capital, LLC	Delaware
Berkley Custom Insurance Managers, LLC	Delaware
Berkley Dean & Company, Inc.	New Jersey
Berkley Facultative Reinsurance Services, LLC	Delaware
Berkley FinSecure, LLC	Delaware
Berkley Global Underwriters, LLC	Delaware
Berkley Healthcare Professional Insurance Services, LLC	Delaware
Berkley Insurance Company	Delaware
Berkley Insurance Company - Escritorio De Representacao do Brasil Ltda.	Brazil
Berkley Insurance Services, LLC	Delaware
Berkley International Aseguradora de Riesgos del Trabajo S. A.	Argentina
Berkley International Brasil Participacoes Ltda.	Brazil
Berkley International Compania de Servicios Mexico, S. A de C. V.	Mexico
Berkley International do Brasil Seguros S. A.	Brazil
Berkley International Holdings, LLC	Delaware
Berkley International Latinoamerica S. A.	Argentina
Berkley International Puerto Rico, LLC	Puerto Rico

Berkley International Seguros Colombia S.A.	Colombia
Berkley International Seguros, S. A. (99.59% ownership)	Argentina
Berkley International Seguros, S. A. (Uruguay)	Uruguay
Berkley International Fianzas Mexico S.A. de C.V.	Mexico
Berkley International Seguros Mexico S.A. de C.V.	Mexico
Berkley International, LLC	New York
Berkley Latin America and Caribbean Managers, LLC	Delaware
Berkley Life and Health Insurance Company	Iowa
Berkley Life Sciences, LLC	Delaware
Berkley London Holdings, Inc.	Delaware
Berkley LS Insurance Solutions, LLC	Delaware
Berkley Managers Insurance Services, LLC	Delaware
Berkley Mid-Atlantic Group, LLC	Delaware
Berkley National Insurance Company	Iowa
Berkley Net Underwriters, LLC	Delaware
Berkley North Pacific Group, LLC	Delaware
Berkley Offshore Underwriting Managers UK, Limited	United Kingdom
Berkley Offshore Underwriting Managers, LLC	Delaware
Berkley Oil & Gas Specialty Services, LLC	Delaware
Berkley Product Recall Insurance Agency, LLC	Delaware
Berkley Professional Liability UK, Limited	United Kingdom
Berkley Professional Liability, LLC	Delaware
Berkley Program Specialists, LLC	Delaware
Berkley Public Entity Managers, LLC	Delaware
Berkley Re America, LLC	Delaware
Berkley Re Direct, LLC	Delaware
Berkley Re UK Limited	United Kingdom
Berkley Regional Insurance Company	Delaware
Berkley Regional Insurance Services, LLC	Delaware
Berkley Regional Specialty Insurance Company	Delaware
Berkley Regional Specialty, LLC	Delaware
Berkley Risk Administrators Company, LLC	Delaware
Berkley Risk Administrators of Texas, Inc.	Texas
Berkley Risk Services of Vermont, Inc.	Delaware
Berkley Risk Solutions, LLC	Delaware
Berkley Select, LLC	Delaware
Berkley Southeast Insurance Group, LLC	Delaware
Berkley Specialty Insurance Services, LLC	Delaware
Berkley Specialty Underwriting Managers, LLC	Delaware
Berkley Surety Group, LLC	Delaware
Berkley Technology Services LLC	Delaware
Berkley Technology Underwriters, LLC	Delaware
Berkley Ventures, LLC	Delaware
BI China, Limited	Hong Kong
BIA Japan Services GK	Japan
BIL Advisors, LLC	Delaware
Breckenridge Insurance Group, Inc.	Colorado
Breckenridge Insurance Services, LLC	California
Breckenridge IS, Inc.	Delaware
BVV Equity, LLC	Delaware

BXM Insurance Services, Inc.	Delaware
Carolina Casualty Insurance Company	Iowa
Carolina Casualty Insurance Group, LLC	Delaware
CC Equity Holdings, LLC	Delaware
CC Investors, LLC	Delaware
Center Place Holdings LLC (92.59% ownership)	Delaware
CGH Claims Service, Inc.	Pennsylvania
CGH Insurance Group, LLC	Alabama
Clermont Insurance Company	Iowa
Clermont Specialty Managers, Ltd	New Jersey
Commodore Re Management Corporation	New Jersey
Continental Western Group, LLC	Delaware
Continental Western Insurance Company	Iowa
Corporate Imaging Concepts, LLC (85.8% ownership)	Delaware
Cotasy Corporation S. A.	Uruguay
CPT Equity LLC	Delaware
Crypton Investment Holdings LLC (89.5% Owned)	Delaware
Crypton LLC	Michigan
Crypton-NewCo Real Estate LLC	Delaware
East Isles Reinsurance, Ltd.	Bermuda
Facultative Resources, Inc.	Connecticut
Firemen's Insurance Company of Washington, D.C.	Delaware
Franchise Credit LLC	Delaware
Gemini Insurance Company	Delaware
Gemini Transportation Underwriters, LLC	Delaware
Great Divide Insurance Company	North Dakota
Greenwich AeroGroup Brazil Holdings, Inc.	Delaware
Greenwich AeroGroup Brazil Leasing, Inc.	Delaware
Greenwich AeroGroup International, Inc.	Delaware
Greenwich AeroGroup Serviços de Aviação do Brazil SA	Brazil
Greenwich AeroGroup, Inc.	Delaware
Greenwich Knight Insurance Company	Bermuda
GRG Investment Holdings, Ltd	Cayman Islands
Guangzhou Meridian Chemical Limited	China
Helivia Aero Taxi SA	Brazil
Helivia Participações do Brasil Ltda	Brazil
HVB-CT Sub, LLC	Delaware
Independent Plan Administrators, LLC	Nevada
Insurance Networks Alliance, LLC	Delaware
Interlaken Capital Aviation Holdings, Inc.	Delaware
Interlaken Capital Aviation Services, Inc.	Delaware
Intrepid Direct Insurance Agency, LLC	Kansas
Intrepid Insurance Company	Iowa
Jersey International Brokerage Corporation	New Jersey
Key Care, LLC	North Carolina
Key Risk Insurance Company	Iowa
Key Risk Management Services, LLC	Delaware
Key Risk Underwriting Managers, LLC	Delaware
Lavalier Insurance Services, LLC	Delaware
Lex NY Equities LLC	Delaware

Loan Opportunity Fund I, LLC	Delaware
MADA Reciprocal Services, Inc.	Minnesota
Magaverse, Limited	Hong Kong
Maine Compensation Services, Inc.	Maine
Masterclass, Limited	Hong Kong
Merrill Management Corporation	Delaware
Mgaero LLC	Delaware
Middle Patent Capital, LLC	Delaware
Midwest Employers Casualty Company	Delaware
Midwest Employers Casualty Group, LLC	Delaware
Midwest Employers Services, LLC	Delaware
Mining Insurance Markets, Inc.	Alabama
Monitor Liability Managers, LLC	Delaware
MPC Bloomington LLC	Delaware
MPC Memphis HI LLC	Delaware
Nano-Tex Asia Limited	Hong Kong
Nano-Tex LLC	Michigan
Nautilus Excess Insurance Agency, LLC	Delaware
Nautilus Insurance Company	Arizona
Nautilus Insurance Group, LLC	Delaware
Northwest International Underwriting Manager, Inc.	Washington
Overby-Seawell Company	Georgia
Platinum Program Managers & Insurance Services, Inc.	California
Preferred Employers Group, LLC	Delaware
Preferred Employers Insurance Company	California
Professional Aircraft Accessories, Inc.	Delaware
Professional Aviation Associates, Inc.	Georgia
Queen's Island Insurance Company, Ltd.	Bermuda
Rasmussen Agency, Inc.	New Jersey
Regional Excess Underwriters, LLC	Delaware
Reinserco, Inc.	New Jersey
Riverport Insurance Company	Iowa
Riverport Insurance Services, LLC	Delaware
RPW Equity LLC	Delaware
Select Marketing Insurance Services, LLC	California
Signet Star Holdings, Inc.	Delaware
SilverCap-Greenwich, LLC (98.8% ownership)	Delaware
Southeastern Underwriters, Inc.	Virginia
StarNet Insurance Company	Delaware
Starnet Insurance Services, LLC	Delaware
Steamboat Asset Management, LLC	Delaware
Steamboat Opportunity Partners, LLC	Delaware
Summit Aviation, Inc.	Delaware
Surety-Pro Services, Inc.	Delaware
Target Markets, LLC	Delaware
Target Programs, LLC	Delaware
Tri-State Insurance Company of Minnesota	Iowa
Union Insurance Company	Iowa
Union Standard Insurance Group, LLC	Delaware
Union Standard Management Company, Inc.	Texas

Vela Insurance Services, LLC	Delaware
Verus Underwriting Managers, LLC	Delaware
W. R. Berkley Europe AG	Liechtenstein
W. R. Berkley European Holdings AG	Switzerland
W. R. Berkley European Services GmbH	Switzerland
W. R. Berkley Insurance (Europe), SE	United Kingdom
W. R. Berkley London Holdings, Limited	United Kingdom
W. R. Berkley London Staff, Limited	United Kingdom
W. R. Berkley Mexico, S. A. de C. V.	Mexico
W. R. Berkley Spain, S. L. U.	Spain
W. R. Berkley Syndicate Holdings Limited	United Kingdom
W. R. Berkley Syndicate Limited	United Kingdom
W. R. Berkley Syndicate Management Limited	United Kingdom
W. R. Berkley UK Limited	United Kingdom
Western Aircraft, Inc.	Nevada
Western Pinnacle Insurance Services, Inc.	California
WRBC Aviation Leasing, LLC	Delaware
WRBC Corporate Member Limited	United Kingdom
WRBC Development UK Limited	United Kingdom
WRBC Services, Limited	United Kingdom
WRBC Support Services, LLC	Delaware
WRBC Transportation, Inc.	Delaware
ZES Insurance Agency, LLC	Delaware